The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-163621

Subject to Completion, dated December 10, 2009

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated December 10, 2009)

$

$          % Senior Notes due 20

$          % Senior Notes due 20

We are offering $      of senior notes due          , 20  (the “20  notes”) and $      of senior notes due          , 20  (the “20  notes,” and, together with the 20  notes, the “notes”). The 20  notes will mature on          , and the 20  notes will mature on           . We will pay interest on the notes on           and           of each year, beginning          , 2010. We may redeem the notes in whole or in part at any time at the redemption prices described in this prospectus supplement.

The notes will be our senior unsecured obligations. The notes will rank equally in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness and will rank senior in right of payment to any existing and future indebtedness that is subordinated to the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement and the accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-11 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2008, the “Risk Factors” section in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009, the Form 8-K filed on December 10, 2009 and in our subsequent filings with the Securities and Exchange Commission.

Proceeds to
	Offering Price		Underwriting		Us Before
	to Public(1)		Discounts		Expenses

Per 20 Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from the date of original issuance.

The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the notes.

The underwriters expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about December   , 2009.

Joint Book-Running Managers

BofA Merrill Lynch Deutsche Bank Securities J.P. Morgan

The date of this prospectus supplement is December   , 2009.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we currently are offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering of notes. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

In this prospectus supplement and the accompanying prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “the Company,” and “Boston Scientific,” refer to Boston Scientific Corporation and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words and include, among other things, statements regarding our financial performance; our growth strategy; the cost, timing and effectiveness of our 2007 Restructuring and Plant Network Optimization initiatives; timing of regulatory approvals and plant certifications; our regulatory and quality compliance; research and development efforts; product development and iterations; new product launches and launches of our existing products in new geographies; our market position in the marketplace for our products and our sales and marketing strategy; the effect of new accounting pronouncements; the effect of proposed tax laws; the outcome of matters before taxing authorities; intellectual property and litigation matters; our ability to finance our capital needs and expenditures; the ability of our suppliers and sterilizers to meet our requirements; our ability to meet the financial covenants required by our term loan and revolving credit facility, or to renegotiate the terms of or obtain waivers for compliance with those covenants; and our strategy regarding acquisitions, divestitures and strategic investments, as well as integration execution. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at this time and are not intended to be guarantees of future events or performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements.

Except as required by law, we do not intend to update any forward-looking statements even if new information becomes available or other events occur in the future. We have identified significant forward-looking statements below and elsewhere in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein), which are based on certain risks and uncertainties, in order to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those expressed in forward-looking statements are contained below and elsewhere in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein).

Cardiac Rhythm Management (“CRM”) Products

•	Our estimates for the worldwide CRM market, the increase in the size of the CRM market above existing levels and our ability to increase CRM net sales;

•	The overall performance of, and referring physician, implanting physician and patient confidence in, our and our competitors’ CRM products and technologies, including our COGNIS® cardiac resynchronization therapy defibrillator (“CRT-D”) and TELIGEN® implantable cardioverter defibrillator (“ICD”) systems and our LATITUDE® Patient Management System;

•	The results of CRM clinical trials undertaken by us, our competitors or other third parties;

•	Our ability to successfully launch next-generation products and technology features, including the INGENIOtm pacemaker system;

•	Our ability to grow sales of both new and replacement implant units, and to benefit timely from the expansion of our CRM sales force;

•	Our ability to retain key members of our CRM sales force and other key personnel;

•	Competitive offerings in the CRM market and the timing of receipt of regulatory approvals to market existing and anticipated CRM products and technologies;

•	Our ability to successfully and timely implement a direct sales model for our CRM products in Japan; and

•	Our ability to avoid disruption in the supply of certain components, materials, or products; or to quickly secure additional or replacement components, materials, or products on a timely basis.

Coronary Stent Business

•	Volatility in the coronary stent market, our estimates for the worldwide coronary stent market, the recovery of the coronary stent market, our ability to increase coronary stent net sales, competitive offerings and the timing of receipt of regulatory approvals, both in the U.S. and internationally, to market existing and anticipated drug-eluting stent technology and other stent platforms;

•	Our ability to successfully launch next-generation products and technology features, including our TAXUS® Elementtm and PROMUS® Elementtm stent systems;

•	The results of coronary stent clinical trials undertaken by us, our competitors or other third parties;

•	Our ability to maintain or expand our worldwide market positions through reinvestment in our two drug-eluting stent programs;

•	Our ability to manage the mix of net sales of everolimus-eluting stent systems supplied to us by Abbott relative to our total drug-eluting stent net sales and to launch on-schedule a next-generation internally-manufactured everolimus-eluting stent system with gross profit margins more comparable to our TAXUS® stent system;

•	Our share of the worldwide and U.S. drug-eluting stent markets, the distribution of share within the coronary stent market in the U.S. and around the world, the average number of stents used per procedure, average selling prices, and the penetration rate of drug-eluting stent technology in the U.S. and international markets;

•	The overall performance of, and continued physician confidence in, our and other drug-eluting stent systems, our ability to adequately address concerns regarding the perceived risk of late stent thrombosis;

•	Abbott’s ability to obtain approval for its XIENCE Vtm everolimus-eluting coronary stent system in Japan and Abbott’s payment to us of the associated milestone obligation;

•	Our reliance on Abbott’s manufacturing capabilities and supply chain, and our ability to align our everolimus-eluting stent system supply from Abbott with customer demand;

•	Enhanced requirements to obtain regulatory approval in the U.S. and around the world and the associated impact on new product launch schedules and the cost of product approval and compliance; and

•	Our ability to retain key members of our cardiology sales force and other key personnel.

Litigation and Regulatory Compliance

•	Any conditions imposed in resolving, or any inability to resolve, our corporate warning letter or other FDA matters, as well as risks generally associated with our regulatory compliance and quality systems in the U.S. and around the world;

•	Our ability to minimize or avoid future FDA warning letters or field actions relating to our products and the on-going inherent risk of potential physician advisories or field actions related to medical devices;

•	Heightened global regulatory enforcement arising from political and regulatory changes as well as economic pressures;

•	The effect of our litigation, risk management practices, including self-insurance, and compliance activities on our loss contingencies, legal provision and cash flows;

•	The impact of our stockholder derivative and class action, patent, product liability, contract and other litigation, governmental investigations and legal proceedings;

•	Costs associated with our on-going compliance and quality activities and sustaining organizations;

•	The impact of increased pressure on the availability and rate of third-party reimbursement for our products and procedures worldwide; and

•	Legislative or regulatory efforts to modify the product approval or reimbursement process, including a trend toward demonstrating clinical outcomes, comparative effectiveness and cost efficiency.

Innovation

•	Our ability to complete planned clinical trials successfully, to obtain regulatory approvals and to develop and launch products on a timely basis within cost estimates, including the successful completion of in-process projects from purchased research and development;

•	Our ability to manage research and development and other operating expenses consistent with our expected net sales growth;

•	Our ability to develop next-generation products and technologies successfully across all of our businesses;

•	Our ability to fund with cash or common stock any acquisitions or alliances, or to fund contingent payments associated with these alliances;

•	Our ability to achieve benefits from our focus on internal research and development and external alliances as well as our ability to capitalize on opportunities across our businesses;

•	Our failure to succeed at, or our decision to discontinue, any of our growth initiatives;

•	Our ability to integrate the strategic acquisitions we have consummated or may consummate in the future;

•	Our ability to prioritize our internal research and development project portfolio and our external investment portfolio to identify profitable growth opportunities and keep expenses in line with expected revenue levels, or our decision to sell, discontinue, write down or reduce the funding of any of these projects;

•	The timing, size and nature of strategic initiatives, market opportunities and research and development platforms available to us and the ultimate cost and success of these initiatives; and

•	Our ability to successfully identify, develop and market new products or the ability of others to develop products or technologies that render our products or technologies noncompetitive or obsolete.

International Markets

•	Dependency on international net sales to achieve growth;

•	Risks associated with international operations, including compliance with local legal and regulatory requirements as well as changes in reimbursement practices and policies; and

•	The potential effect of foreign currency fluctuations and interest rate fluctuations on our net sales, expenses and resulting margins.

Liquidity

•	Our ability to implement, fund, and achieve timely and sustainable cost improvement measures consistent with our expectations, including our 2007 Restructuring plan, intended to better align operating expenses with expected revenue levels and reallocate resources to better support growth initiatives, and our Plant Network Optimization program, intended to improve overall gross profit margins;

•	Our ability to generate sufficient cash flow to fund operations, capital expenditures, and strategic investments and acquisitions, as well as to effectively manage our debt levels and covenant compliance and to minimize the impact of interest rate fluctuations on our earnings and cash flows;

•	Our ability to access the public and private capital markets when desired and to issue debt or equity securities on terms reasonably acceptable to us, including our ability to refinance our existing debt on favorable terms;

•	Our ability to resolve open tax matters favorably and recover substantially all of our deferred tax assets; and

•	The impact of examinations and assessments by domestic and international taxing authorities on our tax provision, financial condition or results of operations.

Other

•	Our ability to maintain or expand our worldwide market positions in the various markets in which we compete;

•	Risks associated with significant changes made or to be made to our organizational structure, or to the membership of our executive committee or Board of Directors;

•	Our ability to manage inventory levels, accounts receivable, gross margins and operating expenses and to react effectively to worldwide economic and political conditions;

•	Our ability to retain our key employees and avoid business disruption and employee distraction as we execute our 2007 Restructuring plan and Plant Network Optimization program; and

•	Our ability to maintain management focus on core business activities while also concentrating on resolving the corporate warning letter and implementing strategic initiatives, including our 2007 Restructuring plan and Plant Network Optimization program, in order to streamline our operations, reduce our debt obligations and improve our gross margins.

Several important factors in addition to the specific factors discussed in connection with each forward-looking statement individually and in the factors described under the heading “Risk Factors” in this prospectus supplement (including the documents incorporated by reference herein) could affect our future results and growth rates and could cause those results and rates to differ materially from those expressed in the forward-looking statements and the risk factors contained in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein). These additional factors include, among other things, future economic, competitive, reimbursement and regulatory conditions, new product introductions, demographic trends, intellectual property, litigation and government investigations, financial market conditions and future business decisions made by us and our competitors, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Therefore, we wish to caution each reader of this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein) to consider carefully these factors as well as the specific factors discussed with each forward-looking statement and risk factors in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein) and as disclosed in our filings with the SEC. These factors, in some cases, have affected, and in the future (together with other factors) could affect, our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein).

For additional information relating to these and other risks, uncertainties and assumptions, see the risk factors set forth in this prospectus supplement under the heading “Risk Factors,” “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Part I, Item 1. Business” “Part I, Item 1A. Risk Factors” in our Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”), as filed with the SEC on February 27, 2009 and “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended March 3l, 2009, as filed with the SEC on May 7, 2009 (the “March 2009 Form 10-Q”) and “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Part II, Item 1A. Risk Factors” in our Form 10-Q for the quarter ended June 30, 2009, as filed with the SEC on August 6, 2009 (the “June 2009 Form 10-Q”) and “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Part II, Item 1A. Risk Factors” in our Form 10-Q for the quarter ended September 30, 2009, as filed with the SEC on November 6, 2009 (the “September 2009 Form 10-Q”) and the risk factors set forth in our Form 8-K filed on December 10, 2009, each incorporated by reference herein.

SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, including the “Risk Factors” section beginning on page S-11 of this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary is not complete and does not contain all of the information you should consider before purchasing the notes.

Boston Scientific Corporation

We are a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties, including interventional cardiology, cardiac rhythm management, peripheral interventions, electrophysiology, neurovascular intervention, endoscopy, urology, gynecology and neuromodulation. Since we were formed in 1979, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals treat a variety of diseases and improve patients’ quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body. Some of the uses of our products include: enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat chronic pain.

Our growth has been fueled in part by strategic acquisitions and alliances designed to improve our ability to take advantage of growth opportunities in the medical device industry. On April 21, 2006, we consummated our acquisition of Guidant Corporation. With this acquisition, we became a major provider in the cardiac rhythm management (CRM) market, enhancing our overall competitive position and long-term growth potential and further diversifying our product portfolio. This acquisition has established us as one of the world’s largest cardiovascular device companies and a global leader in microelectronic therapies. This and other strategic acquisitions have helped us to add promising new technologies to our pipeline and to offer one of the broadest product portfolios in the world for use in less-invasive procedures.

Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

Our principal executive offices are located at One Boston Scientific Place, Natick, MA 01760-1537. Our telephone number is (508) 650-8000. Our website is located at www.bostonscientific.com. Information contained on our website is not incorporated in this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein).

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more detailed description of the notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying prospectus.

Issuer	Boston Scientific Corporation

Notes Offered	$ aggregate principal amount of notes, consisting of:

$ aggregate million principal amount of % notes due 20

$ aggregate million principal amount of % notes due 20

Maturity Dates:

20 Notes	, 20 .

20 Notes	, 20 .

Interest Payment Dates	and of each year, commencing , 2010.

Use of Proceeds	We expect to receive net proceeds, after deducting underwriting discounts and commission and estimated offering expenses, of approximately $ . We expect to use the net proceeds for general corporate purposes, including prepaying a portion of our bank term loan due in April 2011. See “Use of Proceeds.”

Optional Redemption	At our option, we may redeem any or all of the notes of either series, in whole or in part, at any time at the redemption prices described on pages S-16 and S-17 under the heading “Description of the Notes — Optional Redemption” in this prospectus supplement.

Repurchase at the Option of Holders Upon Change of Control Repurchase Event	Upon the occurrence of a Change of Control Repurchase Event, we will be required to make an offer to repurchase all of the notes then outstanding at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest (if any) to the date of repurchase. See “Description of the Notes — Repurchase at the Option of Holders Upon Change of Control Repurchase Event.”

Ranking	The notes:

• are senior unsecured obligations;

• rank equally in right of payment with all of our other existing and future senior unsecured and unsubordinated indebtedness;

• are senior to any existing or future subordinated debt;

• are effectively junior to any existing or future secured indebtedness; and

• are effectively junior to any existing and future liabilities of our subsidiaries.

Covenants	We will issue the notes under an indenture containing covenants for your benefit. These covenants restrict our ability, with certain exceptions, to:

• merge or consolidate with another entity or transfer all or substantially all of our property and assets; and

• incur liens.

These covenants are subject to important exceptions and qualifications, as described in the sections titled “Description of Debt Securities — Merger, Consolidation, or Sale of Assets” and “Description of Debt Securities — Limitation on Liens” in the accompanying prospectus.

Additional Notes	We may, without notice or consent of the holders of any series of notes, create and issue further notes ranking equally and ratably in all respects with the notes of either series, so that such further notes will be consolidated and form a single series with the corresponding series of notes and will have the same terms as to status, redemption or otherwise as the corresponding series of notes.

No Listing	We do not intend to list the notes on any securities exchange or automated dealer quotation system. The notes will be new securities for which there currently is no public market. See “Risk Factors — Risks Related to the Notes and Our Business — There is no public market for the notes.” in this prospectus supplement.

Conflicts of Interest	As described in “Use of Proceeds,” some of the net proceeds of this offering may be used to pre-pay borrowings under our bank term loan due in April 2011. Because more than 5% of the proceeds of this offering, not including underwriting compensation, may be received by affiliates of the underwriters in this offering, this offering is being conducted in compliance with the NASD Rule 2720, as administered by the Financial Industry Regulatory Authority (“FINRA”). Pursuant to that rule, a qualified independent underwriter must participate in the preparation of the prospectus and perform its usual standard of due diligence with respect to that prospectus. J.P. Morgan Securities Inc. has agreed to act as qualified independent underwriter. We have agreed to indemnify J.P. Morgan Securities Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. See “Underwriting — Conflicts of Interest.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The notes will be and the indenture pursuant to which we will issue the notes is governed by the laws of New York State.

Risk Factors	Investing in the notes involves risks. See the section titled “Risk Factors” beginning on page S-11 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

An investment in the notes involves risks. You should consider carefully the risks described below and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including the factors set forth in “Part I, Item 1A.Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2008, in “Part II, Item 1A. Risk Factors” included in our Quarterly Reports filed on Form 10-Q, for the quarters ended June 30, 2009 and September 30, 2009, and our Form 8-K filed on December 10, 2009 which are incorporated by reference in this prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially adversely affect our business, financial condition and/or operating results. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or part of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement. See “Forward-Looking Statements.”

Risks Relating to the Notes and Our Business

The notes are structurally subordinated to the liabilities of our subsidiaries.

The notes are obligations exclusively of Boston Scientific and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of September 30, 2009, before giving effect to this offering, our subsidiaries had approximately $3.0 billion of outstanding indebtedness, consisting primarily of $2.1 billion outstanding under our bank term loan and a $900 million subordinated loan from Abbott Laboratories. In October 2009, we prepaid an additional $250 million of our bank term loan. Our wholly owned subsidiary, BSC International Holding Limited, is the borrower, and Boston Scientific is the guarantor, under the bank term loan and the subordinated loan from Abbott Laboratories.

The notes will be effectively junior to any secured indebtedness that we may issue in the future.

The notes are unsecured. As of October 31, 2009, we had no secured debt outstanding. Holders of our secured debt that we may issue in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes. Holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. As a result, the notes will be effectively junior to any secured debt that we may issue in the future.

We may issue additional notes.

Under the terms of the indenture that governs each series of the notes, including the notes offered hereby, we may from time to time without notice to, or the consent of, the holders of the applicable series of notes, create and issue additional notes of a new or existing series, which notes, if of an existing series, will be equal in rank to the notes of that series in all material respects so that, subject to certain tax considerations, the new notes may be consolidated and form a single series with such notes and have the same terms as to the status, redemption or otherwise as such notes.

Redemption may adversely affect your return on the notes.

The notes are redeemable at our option, and therefore we may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event.

As described under “Description of the Notes — Repurchase at the Option of Holders Upon Change of Control Repurchase Event”, we will be required to offer to repurchase the notes upon the occurrence of a Change of Control Repurchase Event. There can be no assurance that we will have sufficient funds available at the time of any Change of Control Repurchase Event, and consummate a Change of Control Offer for all notes then outstanding, at a purchase price for 101% of their principal amount, plus accrued and unpaid interest to the Change of Control Payment Date. In addition, a change of control (as described herein) and certain other change of control events would constitute an event of default under certain of our credit agreements. As a result, we may not be able to make any of the required payments on, or repurchases of, the notes without obtaining the consent of the lenders under certain of our credit agreements or have the ability to arrange financing on acceptable terms.

The notes do not restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

We are not restricted under the terms of the notes or the indenture governing the notes from incurring additional indebtedness. The terms of the indenture limit our ability to merge or consolidate with another entity or transfer all or substantially all of our property and assets, and create, grant or incur liens. However, these limitations are subject to numerous exceptions. See “Description of Debt Securities” in the accompanying prospectus. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt, or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing indebtedness or capital stock, or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

There is no public market for the notes.

The notes are new issues of securities for which there currently is no trading market. As a result, we can give no assurances that a market will develop for the notes or that you will be able to sell the notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions, our financial condition and performance, as well as other factors. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. We do not intend to apply for listing or quotation of the notes of either series on any securities exchange or automated dealer quotation system, respectively.

We have undertaken corporate restructurings in the past and we may undertake further restructurings in the future, which are likely to result in pre-tax charges and cash outlays and we cannot assure you that any future restructuring will achieve its intended benefits.

From time to time, our management undertakes various cost improvement measures intended to better align operating expenses with our expected revenue levels and reallocate resources to better support growth initiatives intended to improve overall gross profit margins. For example, we undertook a number of restructuring activities under our 2007 Restructuring plan that are expected to result in pre-tax expenses of approximately $425 million to $450 million with approximately $385 million to $405 million of these pre-tax expenses resulting in cash outlays and our 2009 Plant Network Optimization plan that is expected to result in pre-tax charges of approximately $135 million to $150 million with approximately $115 million to $125 million of these charges resulting in cash outlays. We are currently reviewing our operations and corporate structure which may result in the formulation of additional restructuring plans. However, we have not determined the scope of our future restructuring plans. Any future restructuring plans will involve risks and uncertainties and will likely result in pre-tax charges and cash outlays, which may be significant and may exceed forecasts that we make at the time any plan is approved by our Board of Directors. We cannot assure that any future restructuring will achieve its intended benefits, including resulting in cost-savings to the company.

We are subject to numerous regulatory and quality requirements which, if not strictly adhered to, may result in physician advisories, product recalls, or other field actions. Field actions could also result from later discovered product issues.

We have in the past, and may again in the future, initiate physician advisories, product recalls or other field actions as a result of a failure to strictly comply with regulatory or quality requirements or our internal policies or of unsatisfactory product performance. Field actions could also result from a previously unknown issue with a product, component or supplier or a developing complaint trend. Field actions could negatively impact physician confidence in our products and therefore adversely affect our revenue, market share and customer relations as well as result in extensive execution and replacement costs. In addition, we could become subject to governmental investigations and/or increased product liability litigation or shareholder litigation as a result of field actions. If we lose and are unable to regain market share and revenue or do not regain market share and revenue on a timely basis, our business, financial condition or results of operations could be materially adversely affected. For example, on December 1, 2009, we issued a physician advisory with respect to the subpectoral implantation of certain of our CRM products. There can be no assurance that this or other field actions will not negatively affect customer perception of our products, physician acceptance of these types of products in the market generally and our market position.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $      million after deducting estimated underwriting discounts and commissions and estimated expenses of this offering. We expect to use the net proceeds from this offering for general corporate purposes, including prepaying a portion of our bank term loan due in April 2011, which, as of September 30, 2009, accrues interest at a weighted average of 2.03%. As of September 30, 2009, we had $2.1 billion outstanding under our bank term loan. In October 2009, we prepaid an additional $250 million of our bank term loan.

To the extent that net proceeds are not used immediately, we may invest them in short-term and/or medium-term investment grade or government securities.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered hereby (referred to in the accompanying prospectus as the “Debt Securities”) supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus under the caption “Description of Debt Securities,” to which description reference is hereby made. Capitalized terms not defined in this section have the meanings assigned to such terms in the accompanying prospectus. The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms and other terms made part of the indenture. As used in this description, unless otherwise expressly stated or the context otherwise requires, all references to “Boston Scientific,” “we,” “us,” or “our” mean Boston Scientific Corporation excluding its subsidiaries.

General

The 20   notes offered hereby will be limited initially to $      million aggregate principal amount and will mature on          , 20  . The 20   notes offered hereby will be limited initially to $      million aggregate principal amount and will mature on          , 20  . The notes will not be entitled to a sinking fund. Interest at the applicable annual rate set forth on the cover page of this prospectus supplement will be payable semiannually on           and          , commencing          , 2010, to the persons in whose names the notes are registered at the close of business on           or          , as the case may be, preceding such interest payment date. Interest on each series of notes will accrue from          , 2009, or from the most recent interest payment date to which interest has been paid or provided for to, but excluding, the next interest payment date. The notes constitute two separate series of Debt Securities under an indenture dated as of June 1, 2006, between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., as trustee and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

If any interest payment date, redemption date, or the maturity date falls on a day that is not a business day at any place of payment, then the required payment of principal (or premium, if any) or interest, if any, will be made on the next succeeding business day at such place of payment as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the interest payment date, redemption date, or maturity date, as the case may be, to the date of payment on the next succeeding business day.

We may, at any time, without the consent of the holders of notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as either series of notes (except for the payment of interest accruing prior to the issue date of the additional notes or, in some cases, the first interest payment date following the issue date of the additional notes), and, subject to certain tax considerations, any such additional notes, together with the corresponding series of notes offered by this prospectus supplement, will form a single series of the Debt Securities under the indenture. The notes will contain covenants that will restrict our ability with certain exceptions, to incur liens and to merge or consolidate with another entity or transfer all or substantially all of our property and assets. See “Limitations on Liens” below and “Description of Debt Securities — Merger, Consolidation, or Sale of Assets” in the accompanying prospectus.

There is no public trading market for the notes, and we do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system.

Ranking

The notes will be unsecured and will rank on a parity with each other and with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will rank senior to any existing and future unsecured and subordinated debt, effectively junior to our secured debt and effectively junior to liabilities of our subsidiaries, in each case as may be outstanding from time to time. As of September 30, 2009, before giving effect to this offering, our subsidiaries had approximately $3.0 billion of outstanding indebtedness, consisting primarily of $2.1 billion outstanding under our bank term loan and a

$900 million subordinated loan from Abbott Laboratories. In October 2009, we prepaid an additional $250 million of our bank term loan. Our wholly owned subsidiary, BSC International Holding Limited, is the borrower, and Boston Scientific is the guarantor, under the bank term loan and the subordinated loan from Abbott Laboratories.

Limitation on Liens

We will not, and will not permit any of our Subsidiaries (as defined in the indenture) to, directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined in the indenture) upon any of our property, assets or revenues, whether now owned or hereafter acquired, except for: (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on our or our Subsidiaries’ books, as the case may be, in conformity with accounting principles generally accepted in the United States; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of our business or that of a Subsidiary; (vi) Liens in existence on the date of the first issuance by us of senior debt securities issued pursuant to the indenture; provided that no such lien is spread to cover any additional property after such date and that the amount of Debt (as defined in the indenture) secured thereby is not increased; (vii) Liens securing our and our Subsidiaries’ Debt incurred to finance the acquisition of fixed or capital assets; provided that (A) such Liens will be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Debt and (C) the amount of Debt secured thereby is not increased; (viii) Liens on the property or assets of a corporation that becomes a Subsidiary after the date hereof; provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (B) any such Lien is not spread to cover any property or assets or such corporation after the time such corporation becomes a Subsidiary, and (C) the amount of Debt secured thereby is not increased; (ix) Liens pursuant to any Receivables Transaction (as defined in the indenture) in an aggregate principal amount not exceeding 20% of our Consolidated Tangible Assets (as defined in the indenture); and (x) Liens (not otherwise permitted hereunder) (A) which secure obligations not exceeding (as to our and our Subsidiaries) the greater of (X) $100.0 million or (Y) 20% of Consolidated Net Worth (as defined in the indenture), in each case in an aggregate amount at any time outstanding, or (B) with respect to which we effectively provide that the senior debt securities outstanding under the indenture are secured equally and ratably with (or, at our option prior to) the Debt secured by such Liens.

Optional Redemption

We may redeem the notes of each series, in whole or in part, at our option, at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, or

•	as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus basis points for the 20 notes and at the Adjusted Treasury Rate (as defined below) plus basis points for the 20 notes, plus, in each case, accrued and unpaid interest on the notes to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the trustee after consultation with us.

“Reference Treasury Dealer” means (1) Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., and their respective successors; provided, however, that, if any of the foregoing shall cease to be a primary United States Government securities dealer in the United States (a “Primary Treasury Dealer”), we shall substitute therefore another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the trustee after consultation with us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

We will give notice to the Depositary (as defined in the indenture) of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. If we redeem only some of the notes, it is the practice of the Depositary to determine by lot the amount of notes to be redeemed of each of its participating institutions. Notice by the Depositary to these participants and by participants to “street name” holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

Repurchase at the Option of Holders Upon Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our option to redeem the notes as described under “— Optional Redemption” above, each holder of the notes will have the right to require us to purchase all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

We will be required to send a notice to each holder of the notes by first class mail, with a copy to the trustee, within 30 days following the date upon which any Change of Control Repurchase Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Repurchase Event and the purchase date. The purchase date will be at least 30 days but no more than 60 days from the date such notice is mailed, other than as may be required by law (a “Change of Control Payment Date”). If the notice is mailed prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all properly tendered notes or portions of notes not validly withdrawn;

•	deposit with the paying agent the required payment for all properly tendered notes or portions of notes not validly withdrawn; and

•	deliver or cause to be delivered to the trustee the repurchased notes, accompanied by an officers’ certificate stating, among other things, the aggregate principal amount of repurchased notes.

We will not be required to make a Change of Control Offer with respect to a series of notes upon the occurrence of a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and the third party purchases all notes of that series properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes of the applicable series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes of that series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

For purposes of the foregoing discussion, the following definitions apply:

“Capital Stock” means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control” means the occurrence of any of the following:

•	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

•	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch, Inc. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB-or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); provided however that the Company shall not be required to maintain a rating by more than two Rating Agencies at any time and if only two Rating Agencies provide a rating with respect to either series of notes, then “Investment Grade” shall mean the applicable rating described above of such two Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means each of Moody’s, S&P and Fitch, or if any of Moody’s, S&P or Fitch ceases to rate the notes of either series or fails to make a rating of the notes of either series publicly available, any “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act that is selected by us as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be; provided however that the Company shall not be required to maintain a rating by more than two Rating Agencies at any time.

“Rating Event” means, with respect to either series of notes, the rating of such series of notes shall be decreased by each of the Rating Agencies independently by one or more gradations during the Rating Period (as defined below). If the rating of the notes of either series by each of the Rating Agencies is Investment Grade, then “Rating Event” will mean the rating of the notes of such series shall be decreased by one or more gradations by each Rating Agency so that the rating of the notes of such series by each of the Rating Agencies falls below Investment Grade, on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (the “Rating Period”) (which 30-day period shall be extended by no more than 60 days from the date of the occurrence of the Change of Control if the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies and each other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the notes). A Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of “Change of Control Repurchase Event”) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee under the indenture in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Sinking Fund

The notes will not be entitled to the benefit of a sinking fund.

Defeasance

The notes are subject to our defeasance option. See “Description of Debt Securities — Defeasance” in the accompanying prospectus.

Book-Entry Procedures

The notes of each series will be issued in the form of one or more fully registered global securities, or Global Securities, which will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary’s nominee. Except as set forth below, the Global Securities may be transferred, in whole or in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised us and the underwriters as follows: The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations, or Participants, and to facilitate the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including certain of the underwriters), banks (including the trustee) and trust companies, clearing corporations and certain other organizations and include Euroclear (as defined in the indenture) and Clearstream (as defined in the indenture). Access to the Depositary’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“indirect participants”). Persons who are not Participants may beneficially own securities held by the Depositary only through Participants or indirect participants.

Pursuant to procedures established by the Depositary, (i) upon issuance of the notes by us, the Depositary will credit the accounts of Participants designated by the underwriters with the principal amounts of the notes purchased by the underwriters, and (ii) ownership of beneficial interests in the Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to the Participants’ interests), the Participants and the indirect participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Securities is limited to such extent.

So long as a nominee of the Depositary is the registered owner of the Global Securities, such nominee for all purposes will be considered the sole owner or holder of the corresponding notes under the indenture. Except as provided below, owners of beneficial interests in the Global Securities will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the owners or holders thereof under the indenture.

The trustee, any Paying Agent and the Security Registrar will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Principal and interest payments on the notes registered in the name of the Depositary’s nominee will be made by the trustee to the Depositary’s nominee as the registered owner of the Global Securities. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes are registered as the owners of such notes for the purpose of receiving payment of principal and interest on the notes and for all other purposes whatsoever. Therefore, neither we, the trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the Global Securities. The Depositary has advised the trustee and us that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Securities as shown on the records of the Depositary. Payments by Participants and indirect participants to owners of beneficial interests in the Global Securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the Participants or indirect participants.

Investors may hold interests in the notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of the Depositary. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through the Depositary, in accordance with the Depositary’s rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through the Depositary and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositaries.

If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the Global Securities. In addition, we may at any time request that the notes no longer be represented by Global Securities. In such event, the Depositary will notify the Participants of our request, but definitive securities will only be issued if so requested by the Participants. In either instance, an owner of a beneficial interest in the Global Securities will be entitled to have notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such notes in definitive form. Notes so issued in the definitive form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary discusses the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations (including proposed Treasury regulations) promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect in a manner that could adversely affect the holder of the notes. This discussion is applicable only to holders who purchase the notes in the initial offering at their original issue price and deals only with notes held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and not held as part of a straddle, a hedge, a conversion transaction or other integrated investment. This discussion is intended for general information only, and does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances, or to certain types of holders subject to special tax treatment under the Code (such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, partnerships and other pass-through entities for U.S. federal income tax purposes, certain former citizens or residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers in securities or currencies, or “U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar). Moreover, this discussion does not describe any state, local or non-U.S. tax consequences, or any alternative minimum tax consequences or any aspect of U.S. federal tax law other than income taxation. Prospective investors should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

As used herein, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for such purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if (A) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of its substantial decisions or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the U.S. federal income tax treatment of partners in the partnership generally will depend on the activities of the partnership and the status of the partner. Prospective investors that are partners in partnerships (or entities treated as partnerships for U.S. federal income tax purposes) should consult their own tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership and disposition of the notes.

U.S. Federal Income Taxation of U.S. Holders

Interest. A U.S. Holder must include in gross income, as ordinary interest income, the stated interest on the notes at the time such interest accrues or is received, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Retirement, Redemption or Other Taxable Disposition. Upon the sale, retirement, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of the cash plus the fair market value of any property received on the sale, retirement, redemption or other taxable disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be treated in the manner described above under “— Interest” to the extent not previously included in gross income) and (ii) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the amount paid for the note. Gain or loss recognized on the sale, retirement, redemption or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, retirement, redemption or other taxable disposition, the note has been held for more than one year. Certain noncorporate U.S. Holders

(including individuals) are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gain, which rates are scheduled to increase on January 1, 2011. The deductibility of capital losses by U.S. Holders is subject to limitations under the Code.

U.S. Federal Income Taxation of Non-U.S. Holders

Interest. Payments of interest on a note to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, provided that (i) the interest is not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, such payments are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder does not own, directly, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (iii) the Non-U.S. Holder is not, for U.S. federal income tax purposes, a “controlled foreign corporation” related to us, directly, indirectly or constructively, through stock ownership; (iv) the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and (v) certain certification requirements (as described below) are met.

Under the Code and the Treasury regulations thereunder, in order to obtain the exemption from U.S. federal withholding tax discussed above, either (1) a Non-U.S. Holder must provide its name and address, and certify, under penalties of perjury, that the Non-U.S. Holder is not a U.S. person, as defined under the Code, or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”) and that holds the notes on behalf of the Non-U.S. Holder must certify, under penalties of perjury, that such certificate has been received from such Non-U.S. Holder by it or by a Financial Institution between it and such Non-U.S. Holder and, if required, must furnish the payor with a copy thereof. Generally, the foregoing certification requirement can be met if a Non-U.S. Holder delivers a properly executed Internal Revenue Service (“IRS”) Form W-8BEN to the payor.

Payments of interest on a note that do not satisfy all of the foregoing requirements generally will be subject to U.S. federal withholding tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met). A Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to interest on a note if such interest is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States). Under certain circumstances, effectively connected interest income received by a corporate Non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met). Such effectively connected interest income generally will be exempt from U.S. federal withholding tax if a Non-U.S. Holder delivers a properly executed IRS Form W-8ECI to the payor.

Sale, Retirement, Redemption or Other Taxable Disposition. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, retirement, redemption or other taxable disposition of the notes, unless (i) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% with respect to such gain, or (ii) the gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to such gain.

Information Reporting and Backup Withholding

U.S. Holders. Generally, information reporting will apply to payments of interest on the notes to a U.S. Holder and to the proceeds of sale or other disposition of the notes (including a redemption or retirement), unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding may apply to such payments (currently at a rate of 28%) if a U.S. Holder fails to provide a correct taxpayer identification number or a certification of exempt status or fails to report in full dividend and interest income. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, payments of interest on the notes to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty. Under certain circumstances, backup withholding of U.S. federal income tax (currently at a rate of 28%) may apply to payments of interest on the notes to a Non-U.S. Holder if the Non-U.S. Holder fails to certify under penalties of perjury that it is not a U.S. person, as defined under the Code.

Payments of the proceeds of the sale or other disposition of the notes to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, but generally not backup withholding, unless (i) the broker has evidence in its records that the payee is not a U.S. person, as defined under the Code, and the broker has no actual knowledge or reason to know to the contrary or (ii) the payee otherwise establishes an exemption. Payments of the proceeds of a sale or other disposition of the notes (including a redemption or retirement) to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury that it is not a U.S. person, as defined under the Code (and the payor has no actual knowledge or reason to know to the contrary) or otherwise establishes an exemption.

Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability (if any), provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors about the filing of a U.S. federal income tax return in order to obtain a refund.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement and the related terms agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

	Principal Amount	Principal Amount
	of % Notes	of % Notes
Underwriters	Due 20	Due 20

Banc of America Securities LLC	$	$
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Total	$	$

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters expect to deliver the notes against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the second business day following the date of pricing, or T+2.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus, and to dealers at that price less a concession not in excess of     % of the principal amount of the 20   notes and     % of the principal amount of the 20   notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of     % of the principal amount of the 20   notes and     % of the principal amount of the 20   notes to other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

The expenses of the offering, not including the underwriting discounts, are estimated to be           and are payable by us.

New Issue of Notes

The notes of each series are a new issue of securities with no established trading market. We do not intend to apply for listing of either series of notes on any national securities exchange or for quotation of such notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for either series of notes or that an active public market for such notes will develop. If an active public trading market for such notes does not develop, the market price and liquidity of such notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market prices of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the prices of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Banc of America Securities LLC and its affiliates have acted as arrangers, Banc of America Securities LLC and Deutsche Bank Securities Inc. and their affiliates have acted as agents and Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. and their affiliates have acted as lenders under the Company’s bank term loan. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

Conflicts of Interest

Affiliates of certain of the underwriters are agents under the bank term loan due in April 2011. As described in “Use of Proceeds,” some of the net proceeds of this offering may be used to pre-pay borrowings under our bank term loan due in April 2011. Because more than 5% of the proceeds of this offering, not including underwriting compensation, may be received by affiliates of the underwriters in this offering, this offering is being conducted in compliance with the NASD Rule 2720, as administered by FINRA. Pursuant to that rule, a qualified independent underwriter must participate in the preparation of the prospectus and perform its usual standard of due diligence with respect to that prospectus. J.P. Morgan Securities Inc. has agreed to act as qualified independent underwriter. We have agreed to indemnify J.P. Morgan Securities Inc. against liabilities incurred in connection with acting as a qualified independent underwriter in connection with this offering, including liabilities under the Securities Act. Banc of America Securities LLC and Deutsche Bank Securities Inc. will not confirm sales of the debt securities to any account over which they exercise discretionary authority without the prior written approval of the customer.

LEGAL MATTERS

The validity of the notes and certain legal matters in connection with the notes will be passed upon for us by Shearman & Sterling LLP, New York, New York, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Boston Scientific Corporation as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008 appearing in Boston Scientific Corporation’s Current Report on Form 8-K dated December 10, 2009 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing therein and incorporated herein by reference, and the effectiveness of Boston Scientific Corporation’s internal control over financial reporting as of December 31, 2008 has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Boston Scientific Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheets of Guidant Corporation as of December 31, 2005 and 2004 and the consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2005 incorporated by reference in this prospectus supplement from Guidant Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. You may also inspect the information we file with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Incorporation by Reference

We are “incorporating by reference” specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement until the termination of the offering of all of the securities registered pursuant to the registration statement of which the accompanying prospectus is a part (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2008.

•	portions of our Proxy Statement on Schedule 14A filed on March 18, 2009 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2008.

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.

•	our Current Reports on Form 8-K filed with the SEC on January 20, 2009, January 29, 2009, February 26, 2009, March 2, 2009, March 5, 2009, March 13, 2009, March 20, 2009, May 27, 2009, June 25, 2009, July 31, 2009, October 2, 2009, November 2, 2009, November 5, 2009 and Current Reports on Form 8-K filed with the SEC on December 10, 2009.

•	The audited consolidated balance sheets of Guidant Corporation as of December 31, 2005 and December 31, 2004 and the related consolidated statements of income, shareholders’ equity and cash flows for the years ended December 31, 2005, 2004 and 2003, and the independent registered public accounting firm’s report related thereto are incorporated herein by reference from Guidant Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.

•	The unaudited condensed consolidated financial statements of Guidant Corporation as of and for the three months ended March 31, 2006 and March 31, 2005 (filed under Item 9.01(a) on our Form 8-K/A on May 31, 2006).

You may also request a copy of these filings, at no cost, by writing or telephoning our investor relations department at the following address:

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760-1537
Attention: Investor Relations, MS-C2
Telephone: (508) 650-8555
email: Investor_Relations@bsci.com

Prospectus

BOSTON SCIENTIFIC CORPORATION

Senior Debt Securities
Subordinated Debt Securities

The securities covered by this prospectus may be sold from time to time by Boston Scientific Corporation in one or more offerings. We may offer the securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

When we offer securities we will provide you with a prospectus supplement or other offering material describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, and any other offering materials before you decide to invest in any of these securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “BSX”.

Investing in our securities involves risks. See “Forward Looking Statements” on page 3 and the risks described in the “Risk Factors” on page 8 of this prospectus, in the “Risk Factors” section of our periodic reports that we file with the Securities and Exchange Commission and in any applicable prospectus supplement or other offering materials before investing in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or other offering material.

The date of this prospectus is December 10, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering and the specific manner in which they may be offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or offering material. You should read both this prospectus and any prospectus supplement and other offering material together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus we use the terms “Boston Scientific Corporation,” the “Company,” “we,” “us,” and “our” to refer to Boston Scientific Corporation and our consolidated subsidiaries. References to “securities” includes any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may add to and offer additional securities including secondary securities by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any other offering material or documents to which we otherwise refer you We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement or other offering material is accurate only as of the date on the front cover of such document, regardless of the time of the sale or issuance of a security. Our business, financial condition, results of operations and prospects may have changed since then.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a web site at http://www.sec.gov that contains our SEC filings. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our website at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information on, or accessible through, our website is not incorporated by reference into and does not form a part of this prospectus.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by a particular prospectus supplement has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2008, which we refer to as our 2008 Form 10-K.

•	portions of our Proxy Statement on Schedule 14A filed on March 18, 2009 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2008.

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.

•	our Current Reports on Form 8-K filed with the SEC on January 20, 2009, January 29, 2009, February 26, 2009, March 2, 2009, March 5, 2009, March 13, 2009, March 20, 2009, May 27, 2009, June 25, 2009, July 31, 2009, October 2, 2009, November 2, 2009, November 5, 2009 and December 10, 2009 (related to segment reporting).

•	The audited consolidated balance sheets of Guidant Corporation as of December 31, 2005 and December 31, 2004 and the related consolidated statements of income, shareholders’ equity and cash flows for the years ended December 31, 2005, 2004 and 2003, and the independent registered public accounting firm’s report related thereto are incorporated herein by reference from Guidant Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.

•	The unaudited condensed consolidated financial statements of Guidant Corporation as of and for the three months ended March 31, 2006 and March 31, 2005 (filed under Item 9.01(a) on our Form 8-K/A on May 31, 2006).

You may also request a copy of these filings, at no cost, by writing or telephoning our investor relations department at the following address:

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760-1537
Attention: Investor Relations MS-C2
Telephone: (508) 650-8555
email: Investor_Relations@bsci.com

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement or other offering material, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or other offering materials and the documents incorporated herein and therein by reference contain or incorporate by reference statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words and include, among other things, statements regarding our financial performance; our growth strategy; the effectiveness of our restructuring, expense, head count reduction and plant network optimization initiatives; timing of regulatory approvals and plant certifications; our regulatory and quality compliance; expected research and development efforts; product development and iterations; new product launches and launches of our existing products in new geographies; our market position in the marketplace for our products and our sales and marketing strategy; the effect of new accounting pronouncements; the effect of proposed tax laws; the outcome of matters before taxing authorities; intellectual property and litigation matters; our ability to finance our capital needs and expenditures; the ability of our suppliers and third-party sterilizers to meet our requirements; our ability to meet the financial covenants required by our term loan and revolving credit facility, or to renegotiate the terms of or obtain waivers for compliance with those covenants; and our strategy regarding acquisitions, divestitures and strategic investments, as well as integration execution. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at this time and are not intended to be guarantees of future events or performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements.

Except as required by law, we do not intend to update any forward-looking statements even if new information becomes available or other events occur in the future. In addition to the factors described under “Risk Factors” in this prospectus, any prospectus supplement, or any other offering material as well as in the documents incorporated by reference, some of these factors include:

Cardiac Rhythm Management (“CRM”) Products

•	Our estimates for the worldwide CRM market, the increase in the size of the CRM market above existing levels and our ability to increase CRM net sales;

•	The overall performance of, and referring physician, implanting physician and patient confidence in, our and our competitors’ CRM products and technologies, including our COGNIS® cardiac resynchronization therapy defibrillator (“CRT-D”) and TELIGEN® implantable cardioverter defibrillator (“ICD”) systems and our LATITUDE® Patient Management System;

•	The results of CRM clinical trials undertaken by us, our competitors or other third parties;

•	Our ability to successfully launch next-generation products and technology features, including the INGENIOtm pacemaker system;

•	Our ability to grow sales of both new and replacement implant units, and to benefit timely from the expansion of our CRM sales force;

•	Our ability to retain key members of our CRM sales force and other key personnel;

•	Competitive offerings in the CRM market and the timing of receipt of regulatory approvals to market existing and anticipated CRM products and technologies;

•	Our ability to successfully and timely implement a direct sales model for our CRM products in Japan; and

•	Our ability to avoid disruption in the supply of certain components, materials, or products; or to quickly secure additional or replacement components, materials, or products on a timely basis.

Coronary Stent Business

•	Volatility in the coronary stent market, our estimates for the worldwide coronary stent market, the recovery of the coronary stent market, our ability to increase coronary stent net sales, competitive offerings and the timing of receipt of regulatory approvals, both in the U.S. and internationally, to market existing and anticipated drug-eluting stent technology and other stent platforms;

•	Our ability to successfully launch next-generation products and technology features, including our TAXUS® Elementtm and PROMUS® Elementtm stent systems;

•	The results of coronary stent clinical trials undertaken by us, our competitors or other third parties;

•	Our ability to maintain or expand our worldwide market positions through reinvestment in our two drug-eluting stent programs;

•	Our ability to manage the mix of net sales of everolimus-eluting stent systems supplied to us by Abbott relative to our total drug-eluting stent net sales and to launch on-schedule a next-generation internally-manufactured everolimus-eluting stent system with gross profit margins more comparable to our TAXUS® stent system;

•	Our share of the worldwide and U.S. drug-eluting stent markets, the distribution of share within the coronary stent market in the U.S. and around the world, the average number of stents used per procedure, average selling prices, and the penetration rate of drug-eluting stent technology in the U.S. and international markets;

•	The overall performance of, and continued physician confidence in, our and other drug-eluting stent systems, our ability to adequately address concerns regarding the perceived risk of late stent thrombosis;

•	Abbott’s ability to obtain approval for its XIENCE Vtm everolimus-eluting coronary stent system in Japan and Abbott’s payment to us of the associated milestone obligation;

•	Our reliance on Abbott’s manufacturing capabilities and supply chain, and our ability to align our everolimus-eluting stent system supply from Abbott with customer demand;

•	Enhanced requirements to obtain regulatory approval in the U.S. and around the world and the associated impact on new product launch schedules and the cost of product approval and compliance; and

•	Our ability to retain key members of our cardiology sales force and other key personnel.

Litigation and Regulatory Compliance

•	Any conditions imposed in resolving, or any inability to resolve, our corporate warning letter or other U.S. Food and Drug Administration (“FDA”) matters, as well as risks generally associated with our regulatory compliance and quality systems in the U.S. and around the world;

•	Our ability to minimize or avoid future FDA warning letters or field actions relating to our products and the on-going inherent risk of potential physician advisories or field actions related to medical devices;

•	Heightened global regulatory enforcement arising from political and regulatory changes as well as economic pressures;

•	The effect of our litigation, risk management practices, including self-insurance, and compliance activities on our loss contingencies, legal provision and cash flows;

•	The impact of our stockholder derivative and class action, patent, product liability, contract and other litigation, governmental investigations and legal proceedings;

•	Costs associated with our on-going compliance and quality activities and sustaining organizations;

•	The impact of increased pressure on the availability and rate of third-party reimbursement for our products and procedures worldwide; and

•	Legislative or regulatory efforts to modify the product approval or reimbursement process, including a trend toward demonstrating clinical outcomes, comparative effectiveness and cost efficiency.

Innovation

•	Our ability to complete planned clinical trials successfully, to obtain regulatory approvals and to develop and launch products on a timely basis within cost estimates, including the successful completion of in-process projects from purchased research and development;

•	Our ability to manage research and development and other operating expenses consistent with our expected net sales growth;

•	Our ability to develop next-generation products and technologies successfully across all of our businesses;

•	Our ability to fund with cash or common stock any acquisitions or alliances, or to fund contingent payments associated with these alliances;

•	Our ability to achieve benefits from our focus on internal research and development and external alliances as well as our ability to capitalize on opportunities across our businesses;

•	Our failure to succeed at, or our decision to discontinue, any of our growth initiatives;

•	Our ability to integrate the strategic acquisitions we have consummated or may consummate in the future;

•	Our ability to prioritize our internal research and development project portfolio and our external investment portfolio to identify profitable growth opportunities and keep expenses in line with expected revenue levels, or our decision to sell, discontinue, write down or reduce the funding of any of these projects;

•	The timing, size and nature of strategic initiatives, market opportunities and research and development platforms available to us and the ultimate cost and success of these initiatives; and

•	Our ability to successfully identify, develop and market new products or the ability of others to develop products or technologies that render our products or technologies noncompetitive or obsolete.

International Markets

•	Dependency on international net sales to achieve growth;

•	Risks associated with international operations, including compliance with local legal and regulatory requirements as well as changes in reimbursement practices and policies; and

•	The potential effect of foreign currency fluctuations and interest rate fluctuations on our net sales, expenses and resulting margins.

Liquidity

•	Our ability to implement, fund, and achieve timely and sustainable cost improvement measures consistent with our expectations, including our 2007 Restructuring plan, intended to better align operating expenses with expected revenue levels and reallocate resources to better support growth initiatives, and our Plant Network Optimization program, intended to improve overall gross profit margins;

•	Our ability to generate sufficient cash flow to fund operations, capital expenditures, and strategic investments and acquisitions, as well as to effectively manage our debt levels and covenant compliance and to minimize the impact of interest rate fluctuations on our earnings and cash flows;

•	Our ability to access the public and private capital markets when desired and to issue debt or equity securities on terms reasonably acceptable to us, including our ability to refinance our existing debt on favorable terms;

•	Our ability to resolve open tax matters favorably and recover substantially all of our deferred tax assets; and

•	The impact of examinations and assessments by domestic and international taxing authorities on our tax provision, financial condition or results of operations.

Other

•	Our ability to maintain or expand our worldwide market positions in the various markets in which we compete;

•	Risks associated with significant changes made or to be made to our organizational structure, or to the membership of our executive committee or Board of Directors;

•	Our ability to manage inventory levels, accounts receivable, gross margins and operating expenses and to react effectively to worldwide economic and political conditions;

•	Our ability to retain our key employees and avoid business disruption and employee distraction as we execute our 2007 Restructuring plan and Plant Network Optimization program; and

•	Our ability to maintain management focus on core business activities while also concentrating on resolving the corporate warning letter and implementing strategic initiatives, including our 2007 Restructuring plan and Plant Network Optimization program, in order to streamline our operations, reduce our debt obligations and improve our gross margins.

Several important factors, in addition to the specific factors discussed in connection with each forward-looking statement individually and the risk factors described in the section entitled “Risk Factors,” could affect our future results and growth rates and could cause those results and rates to differ materially from those expressed in the forward-looking statements and the risk factors contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or other offering material. These additional factors include, among other things, future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation and government investigations; financial market conditions; and future business decisions made by us and our competitors, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Therefore, we wish to caution each reader of this prospectus and any accompanying prospectus supplement or other offering material to consider carefully these factors as well as the specific factors discussed with each forward-looking statement and risk factors in this prospectus and any accompanying prospectus supplement or other offering material and the documents incorporated by reference herein and therein and as disclosed in our filings with the SEC. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this prospectus and any accompanying prospectus supplement or other offering material.

BOSTON SCIENTIFIC CORPORATION

We are a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties, including interventional cardiology, cardiac rhythm management, peripheral interventions, electrophysiology, neurovascular intervention, endoscopy, urology, gynecology and neuromodulation. Since we were formed in 1979, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals treat a variety of diseases and improve patients’ quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body. Some of the uses of our products include: enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat chronic pain.

Our growth has been fueled in part by strategic acquisitions and alliances designed to improve our ability to take advantage of growth opportunities in the medical device industry. On April 21, 2006, we consummated our acquisition of Guidant Corporation. With this acquisition, we became a major provider in the cardiac rhythm management (CRM) market, enhancing our overall competitive position and long-term growth potential and further diversifying our product portfolio. This acquisition has established us as one of the world’s largest cardiovascular device companies and a global leader in microelectronic therapies. This and other strategic acquisitions have helped us to add promising new technologies to our pipeline and to offer one of the broadest product portfolios in the world for use in less-invasive procedures.

Our principal executive offices are located at One Boston Scientific Place, Natick, MA 01760-1537. Our telephone number is (508) 650-8000. Our website is located at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein).

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties set forth in “Part I, Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2008, and in “Part II, Item 1A. Risk Factors” included in our Quarterly Reports filed on Form 10-Q thereafter, which documents are incorporated by reference in this prospectus. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering material relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein.

The risks and uncertainties described in any applicable prospectus supplement or other offering material as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering material as well as the documents incorporated by reference herein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement or other offering material, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, without limitation, repurchases or redemptions of our outstanding debt securities or other reductions of our outstanding borrowings, working capital, business acquisitions, investments or other strategic alliances, investments in or loans to subsidiaries, capital expenditures or for such other purposes as may be specified in the applicable prospectus supplement or other offering material relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges on a consolidated basis for the periods indicated were as follows:

	Nine Months Ended
	September 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(Dollars in millions)
	(Unaudited)

Fixed Charges:
Interest expense and amortization of debt issuance costs(a)	$285	$361	$468	$570	$435	$90	$64
Interest portion of rental expense	16	15	18	14	16	13	10

Total fixed charges	301	376	$486	$584	$451	$103	$74

Earnings:
Income (loss) before income taxes	39	494	$(2,031)	$(569)	$(3,535)	$891	$1,494
Fixed charges per above	301	376	486	584	451	103	74
Total earnings, as adjusted	340	870	$(1,545)	$15	$(3,084)	$994	$1,568

Ratio of earnings to fixed charges(b)	1.13	2.31	—	0.03	—	9.65	21.19

(a)	The interest expense included in fixed charges above reflects only interest on third party indebtedness and excludes any interest expense accrued on uncertain tax positions, as permitted by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 740, Income Taxes (formerly FASB Interpretation No. 48, Accounting for Income Taxes.)

(b)	Earnings were deficient by $1.545 billion for the year ended December 31, 2008 and $3.084 billion for the year ended December 31, 2006.

DESCRIPTION OF DEBT SECURITIES

This section contains a description of the general terms and provisions of the debt securities to which any prospectus supplement may relate. Particular terms of the debt securities offered by any prospectus supplement and the extent to which these general provisions may apply to any series of debt securities will be described in the relevant prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture covering the debt securities, as described below, including definitions of some terms used in the indenture. You should review the indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part for additional information.

We may issue debt securities from time to time in one or more series. Senior debt securities and/or subordinated debt securities may be issued under an indenture, dated as of June 1, 2006, as amended or supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., as trustee. Any modifications to the terms applicable to any debt securities will be described in the relevant prospectus supplement. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

General

The debt securities will be our unsecured obligations. The indebtedness represented by (i) senior unsecured debt securities will rank on a parity with all of our other unsecured and unsubordinated indebtedness and (ii) subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our senior indebtedness. Unsecured debt securities will be effectively junior to any existing or future secured debt, and all of our debt securities will be effectively junior to any existing and future liabilities of our subsidiaries. See
“—Subordination.”

The indenture will provide for the issuance by us from time to time of debt securities in one or more series. The indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to that series.

You should refer to the prospectus supplement relating to the particular series of debt securities for a description of the following terms of the debt securities offered thereby and by this prospectus:

•	the form and title of those debt securities, and whether they are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of that series of debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the price or prices at which the debt securities are being offered or the method of determining those prices;

•	the rate or rates, if any, at which the debt securities will bear interest, the date or dates from which that interest will accrue, the interest payment dates on which that interest will be payable, our right, if any, to defer or extend an interest payment date and the regular record date, if any, for interest payable on any registered security on any interest payment date, or the method by which any of the foregoing will be determined, and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of, premium, if any, on and interest, if any, on the debt securities will be payable, where any registered securities of the series may be surrendered for registration of transfer, where the debt securities that are exchangeable may be surrendered for exchange, as applicable and, if different than the location specified in the indenture, the place or places where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•	the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or the option of a Holder (as defined in the indenture), if we or a Holder is to have that option;

•	our obligation or right, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a Holder, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	if other than as expressed in the indenture, the denomination or denominations in which any registered securities or bearer securities of that series will be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof under the indenture, or the method by which that portion will be determined;

•	if other than United States dollars, the currency or currencies in which payment of principal of, or premium, if any, on or interest, if any, on the debt securities will be payable or in which the debt securities will be denominated;

•	whether payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which those payments will be determined;

•	whether the principal of, or premium, if any, on or interest, if any, on the debt securities are to be payable, at our election or the election of a Holder thereof, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which (including the election date) and the terms and conditions upon which this election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of the indenture;

•	the designation of the initial Exchange Rate Agent (as defined in the indenture), if any, or any depositaries;

•	the applicability, if any, of the defeasance or covenant defeasance provisions, and any modifications to the related provisions of the indenture;

•	provisions, if any, granting special rights to Holders of debt securities upon the occurrence of specified events;

•	any changes to the events of default or covenants specified in the indenture with respect to the debt securities;

•	whether the debt securities are to be issuable as registered securities or bearer securities and the related terms and conditions;

•	the date as of which any bearer securities and any temporary global security will be dated if other than the date of original issuance of the first debt security of the series;

•	the person to whom any interest in any registered security of the series will be payable (if other than the person in whose name that debt security is registered at the close of business on the regular record date for that interest), the manner in which, or the person to whom, any interest on any bearer security will be payable (if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature) and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

•	if the debt securities are to be issuable in definitive form and any related conditions;

•	whether, under what circumstances and the currency or currencies in which we will pay Additional Amounts (as defined in the indenture) to any Holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities rather than pay the Additional Amounts;

•	the terms and conditions upon which the debt securities may be exchangeable;

•	whether the debt securities are subject to subordination and the terms of that subordination; and

•	any other terms, conditions, rights and preferences relating to the debt securities.

With respect to debt securities of any series denominated in United States dollars, the registered securities of that series, other than registered securities issued in global form (which may be of any denomination), will be issuable in denominations of $2,000 and any integral multiples of $1,000 in excess thereof, and the bearer securities of that series, other than bearer securities issued in global form (which may be of any denomination), will be issuable in a denomination of $5,000, unless otherwise provided in the applicable prospectus supplement. The prospectus supplement relating to a series of debt securities denominated in any currency other than United States dollars or a composite currency will specify the denominations thereof.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that is below market rates at the time of issuance. One or more series of debt securities may be floating rate debt securities which are exchangeable for fixed rate debt securities. We may describe certain federal income tax consequences and special considerations, if any, applicable to each series of debt securities in the prospectus supplement relating thereto.

Unless otherwise indicated in the applicable prospectus supplement, interest, if any, on any registered security which is payable, and is punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name that security is registered at the close of business on the regular record date for such interest at our office or agency maintained for such purpose as set forth in the indenture; provided, however, that we may, at our option, pay each installment of interest, if any, on any registered security by (i) mailing a check for that interest installment, payable to or upon the written order of the person entitled thereto as set forth in the indenture, to the address of that person as it appears on the Security Register (as defined in the indenture) or (ii) transferring an amount equal to that interest installment to an account located in the United States maintained by the payee.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	default in the payment of any interest on any debt security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of, the principal of, or premium, if any, on any debt security of that series when due at its maturity or upon acceleration;

•	default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the indenture;

•	default in the performance, or breach, of any covenant or agreement by us in the indenture which affects or is applicable to debt securities of such series (other than a default in the performance, or breach of a covenant or agreement that is specifically dealt with elsewhere in the indenture), and the continuation of that default or breach for a period of 60 days after the trustee has given us, or after Holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;

•	certain events relating to our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. Any modifications to the foregoing events of default will be described in any prospectus supplement.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all those debt securities (or, in the case of original issue discount securities or indexed securities, the portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal of all those debt securities (or, in the case of original issue discount securities or indexed securities, that portion of the principal amount thereof as may be specified in the terms thereof) will be due and payable immediately, without any declaration or other act on the part of the trustee or any Holder. In certain cases, Holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of Holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture provides that the trustee will not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture. The indenture provides that no Holder may institute any proceedings, judicial or otherwise, to enforce the indenture except in the case of failure of the trustee thereunder to act for 60 days after it has received a request to enforce the indenture by Holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series (in the case of an event of default specified in the first, second, third, fourth or sixth bullets above) or a request to enforce the indenture by Holders of at least 25% in aggregate principal amount of all of the debt securities then outstanding (in the case of an event of default specified in the fifth bullet above), and an offer of reasonable indemnity. This provision will not prevent any Holder from enforcing payment of principal thereof, and premium, if any, on and interest, if any, thereon at the respective due dates.

Holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to debt securities of that series. The trustee may, however, refuse to follow any direction that it determines may not lawfully be taken or would be illegal or in conflict with the indenture or involve it in personal liability or which would be unjustly prejudicial to Holders not joining in that proceeding.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of debt securities, give to Holders of debt securities of that series notice of such default if that default has not been cured or waived. Except in the case of a default in the payment of principal of, or premium, if any, on or interest on, or in the payment of any sinking fund installment in respect of, any debt securities of that series, the trustee will be protected in withholding the notice if it determines in good faith that the withholding of the notice is in the interest of Holders of the debt securities of such series.

We will be required to file annually with the trustee an officers’ certificate as to compliance with all conditions and covenants under the terms of the indenture.

Modification and Waiver

Modifications of and amendments to the indenture may be made by us and the trustee with the consent of Holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding debt security affected thereby:

•	change the Stated Maturity (as defined in the indenture) of the principal of, or premium, if any, on or any installment of interest on any debt security of that series, or reduce the principal amount thereof, or premium, if any, on or the rate of interest, if any, thereon, or change any of our obligations to pay Additional Amounts (except as contemplated or permitted by the indenture), or reduce the amount of principal of an Original Issue Discount Security (as defined in the indenture) of that series that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or adversely affect any right of repayment at the option of any Holder of any debt security of such series, or change any place of payment where, or the currency in which, any debt security of that series or premium, if any, on or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the redemption date or repayment date, as the case may be), or adversely affect any right to exchange any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose Holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of the indenture or certain defaults applicable to that series thereunder and their consequences provided for in the indenture, or reduce the quorum or voting with respect to debt securities of that series; or

•	modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture which affect that series cannot be modified or waived without the consent of the Holder of each outstanding debt security affected thereby.

We may, with respect to any series of debt securities, omit to comply with certain restrictive provisions of the indenture if Holders of at least a majority in principal amount of all outstanding debt securities affected waive compliance. No such waiver will extend to or affect any term, provision or condition except to the extent so expressly waived, and, until the waiver becomes effective, our obligations and the duties of the trustee to Holders of debt securities of that series in respect of the applicable term, provision or condition will remain in full force and effect.

Holders of a majority in principal amount of the outstanding debt securities of each series (in the case of an event of default specified in the first, second, third, fourth or sixth bullets under “Events of Default,” above) or the Holders of a majority in principal amount of all of the debt securities then outstanding (in the case of an event of default specified in the fifth bullet under “Events of Default,” above) may, on behalf of all those Holders, waive any past default under the indenture with respect to debt securities of that series except a default in the payment of the principal of, or premium, if any, on or interest, if any, on any such debt security and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each outstanding debt security affected.

Merger, Consolidation, or Sale of Assets

We will not consolidate with or merge with or into any other corporation or transfer all or substantially all of our property and assets as an entirety to any person, unless:

•	either we will be the continuing person, or the person (if other than us) formed by the consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia which expressly assumes all of our obligations under each series of debt securities and the indenture with respect to each such series;

•	immediately before and immediately after giving effect to that transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default has occurred and is continuing. Notwithstanding this limitation, any of our Subsidiaries (as defined in the indenture) may consolidate with, merge with or into or transfer all or part of its properties and assets to us or any other Subsidiary or Subsidiaries; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

Limitation on Liens

The indenture will provide that with respect to each series of senior debt securities, unless otherwise set forth in the related prospectus supplement, we will not, and will not permit any of our Subsidiaries (as defined in the indenture) to, directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined in the indenture) upon any of our property, assets or revenues, whether now owned or hereafter acquired, except for:

•	Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on our or our Subsidiaries’ books, as the case may be, in conformity with accounting principles generally accepted in the United States;

•	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

•	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

•	deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

•	easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of our business or any of our Subsidiaries;

•	Liens in existence on the date of the first issuance by us of senior debt securities issued pursuant to the indenture; provided that no such Lien is spread to cover any additional property after such date and that the amount of debt secured thereby is not increased;

•	Liens securing our debt and that of our Subsidiaries incurred to finance the acquisition of fixed or capital assets; provided that (A) such Liens will be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such debt and (C) the amount of debt secured thereby is not increased;

•	Liens on the property or assets of a corporation that becomes a Subsidiary after the date of the indenture; provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (B) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (C) the amount of debt secured thereby is not increased;

•	Liens pursuant to any Receivables Transaction (as defined in the indenture) in an aggregate principal amount not exceeding 20% of our Consolidated Tangible Assets (as defined in the indenture); and

•	Liens (not otherwise permitted hereunder) (A) which secure obligations not exceeding (as to our and our Subsidiaries) the greater of (1) $100.0 million or (2) 20% of our Consolidated Net Worth (as defined in the indenture), in each case in aggregate amount at any time outstanding, or (B) with respect to which we effectively provide that the senior debt securities outstanding under the indenture are secured equally and ratably with (or, at our option, prior to) the debt secured by such Lien.

Defeasance

If so specified in the prospectus supplement with respect to debt securities of any series, we at our option:

•	will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies, and hold money for payment in trust); or

•	will not be subject to certain specified covenants with respect to the debt securities of that series as set forth in the related prospectus supplement,

in each case if we deposit with the trustee, in trust, money or Government Obligations (as defined in the indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the outstanding debt securities of that series on the dates such payments are due in accordance with the terms of such debt securities.

To exercise any such option, we are required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to the first bullet above, either a ruling to such effect received from or published by the United States Internal Revenue Service or an opinion that there has been a change in applicable federal income tax law to such effect. We are required to deliver to the trustee an officer’s certificate stating that no event of default with respect to the debt securities of that series has occurred and is continuing.

Subordination

Certain provisions of the indenture relating to the subordination of the subordinated debt securities are summarized below. The extent to which a particular series of subordinated debt securities is subordinated to other of our indebtedness will be set forth in the prospectus supplement for that series and the indenture may be modified by a supplemental indenture to reflect those subordination provisions. The particular terms of subordination of an issue of subordinated debt securities may supersede the general provisions of the indenture summarized below.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, payment of the principal of, premium, if any, on and interest, if any, on the subordinated debt securities will be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all senior indebtedness, but our obligation to make payment of the principal of and premium, if any, on and interest, if any, on the subordinated debt securities will not otherwise be affected. Except as provided in a prospectus supplement and the related authorizing resolution and/or supplemental indenture, if any, no payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior indebtedness exists that permits the holders of such senior indebtedness to accelerate its maturity and the default is the subject of judicial proceedings or we have received notice of such default. The authorizing resolution and/or supplemental indenture may also provide that subordinated debt securities issued thereunder are subordinated and junior in right of payment to the prior payment in full of future senior subordinated debt securities, if any. After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, Holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to the extent that distributions otherwise payable to such Holders have been applied to the payment of senior indebtedness. By reason of such subordination, in the event of any distribution of assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of subordinated debt securities.

Global Securities

If so specified in any prospectus supplement, debt securities of any series may be issued under a book-entry system in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary, which will be The Depository Trust Company, New York, New York, or the Depositary. Global securities will be registered in the name of the Depositary or its nominee.

The Depositary has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of that successor.

The specific terms of the Depositary arrangement with respect to any debt securities of a series will be described in the relevant prospectus supplement. We anticipate that the following provisions will apply to all Depositary arrangements.

Upon the issuance of a global security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by that global security to the participants’ accounts. The accounts to be credited will be designated by the underwriters or agents with respect to the debt securities or by us if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of a participant’s interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for that global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold interests through participants. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as the Depositary or its nominee is the registered owner of a global security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, on and any interest payments on debt securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of a global security representing the debt securities. None of us, the trustee, any paying agent or the security registrar for any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or securities for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security or securities for the debt securities as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in a global security or securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

A global security representing all but not part of an offering of debt securities will be exchangeable for debt securities in definitive form of like tenor and terms if:

•	the Depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the Depositary is no longer eligible to be in good standing as a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary within 90 days after we receive notice or become aware of the ineligibility; or

•	we at any time determine not to have all of the debt securities represented in an offering by a global security and notify the trustee to this effect.

Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security may, on terms acceptable to us, receive debt securities in definitive form. In that instance, an owner of a beneficial interest in a global security will be entitled to have debt securities of the series represented by that global security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form.

The Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any Affiliate (as defined in the indenture); provided, however, that if the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.

No Personal Liability of Officers, Directors, Employees or Stockholders

None of our directors, officers, employees or stockholders, as such, or any of our Affiliates will have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

Applicable Law

The indenture is, and any debt securities offered hereby will be, governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; (iv) directly by us to purchasers; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents, in addition to any underwriter, participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission, and concessions allowed or reallowed or paid to dealers may be changed from time to time.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

The maximum compensation to be received by any participating Financial Industry Regulatory Authority (“FINRA”) member will not be greater than 8% for the sale of any securities being registered pursuant to SEC Rule 415 under this prospectus.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering material, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering material. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Shearman & Sterling LLP, New York, New York. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Boston Scientific Corporation as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008 appearing in Boston Scientific Corporation’s Current Report on Form 8-K dated December 10, 2009 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing therein and incorporated herein by reference, and the effectiveness of Boston Scientific Corporation’s internal control over financial reporting as of December 31, 2008 has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Boston Scientific Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheets of Guidant Corporation as of December 31, 2005 and 2004 and the consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2005 incorporated by reference in this prospectus from Guidant Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.